BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation
NRS 78.1955, 78.1955(6)
Certificate of Designation
Certificate of Amendment to Designation - Before Issuance of Class or Series
Certificate of Amendment to Designation -After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT · USE DARK INK ONLY · DO NOT HIGHLIGHT

1. Entity information: ,	Name of entity:
CleanSpark, Inc. I
Entity or Nevada Business Identification Number (NVID): NV19871035753
2. Effective date and time:	For Certificate of Designation or Date: Time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☐ Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences , limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:

Designation being

Withdrawn: Series B Preferred Stock Date of Designation: 04/16/2019

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

The undersigned, constituting all of the members of the Board of DIrectors (the”Board”) of CleanSpark, Inc., a Nevada corporation (the “Corporation”)...

8. Signature: (Required)	x /s/ Zach Bradford	Date:	03/10/2020
Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Revised: 1/1/2019

APPROVAL OF WITHDRAWAL OF SERIES B PREFERRED STOCK

WHEREAS, the Board has determined that it is in the best interests of the Company to withdraw the Certificate of Designation, dated as of April 16, 2019, establishing the Company’s Series B Preferred Stock (the “Withdrawal”);

WHEREAS, the Withdrawal will be effectuated in accordance with Nevada Revised Statute (“NRS”) Section 78.1955, pursuant to which the Company will file a Certificate of Withdrawal (the “Certificate of Withdrawal”), a form of which is attached hereto as Exhibit B and incorporated by reference herein, which states that no shares of the Series B Preferred Stock are outstanding and which contains the resolution of the Board authorizing the withdrawal of the Certificate of Designation establishing the Company’s Series B Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized and approved to effectuate the Withdrawal.

RESOLVED FURTHER, that the Certificate of Withdrawal is hereby authorized and approved in all respects.

RESOLVED FURTHER, that the Chief Executive Officer of the Company, or any other Authorized Officer, is, hereby authorized, directed and empowered to prepare, negotiate, revise and execute on behalf of the Company, the Certificate of Withdrawal, necessary or appropriate in connection therewith with any regulatory or governmental agency to effectuate the Withdrawal and may take such further actions as are necessary to implement the Withdrawal.

2